23.1 (3)          Consent of Schenck & Associates SC, Independent Auditor


                             Schenck & Associates SC


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Transpire Communications, Inc.


We hereby consent to the use in the Registration Statement on Form SB-2 of my report dated August 9, 2001, relating to the audited financial statements of Transpire Communications, Inc. and any reference to me under the caption "Experts" in the Registration Statement.


/s/ Schenck & Associates SC
----------------------------------
Schenck & Associates SC,
Certified Public Accountant


August 22, 2001